Exhibit 99.1

IA GLOBAL ANNOUNCES THE CLOSING OF A 20% EQUITY INVESTMENT IN TAICOM SECURITIES CO LTD

SAN FRANCISCO, CA June 5, 2008/Business Wire/

IA Global, Inc. (Amex: IAO) announced that it had closed a 20% equity investment in Taicom Securities Co Ltd (“Taicom”), a Japanese securities firm, on June 3, 2008. This equity investment is an expansion of the financial services business of IA Global.

Taicom is a financial services company in Japan providing a broad range of value-added financial services and competitive products. These currently include the brokerage of Japanese commodities, derivative options, foreign currency, equities and investment trusts as well as the offering of investment consulting services to diversified clients such as individuals and corporations. Taicom offers creative solutions that meet the sophisticated trading needs of its online and offline clients, who utilize Taicom’s cutting-edge proprietary trading platform called TradePro, as well as its broad news and information gathering network.

Mr. Michael Ning, an existing shareholder in IA Global, acquired a controlling interest in Taicom. Mr. Ning, with 21+ years in the international financial services industry at firms such as Shearson Lehman Brothers, Oppenheimer & Co. and Merrill Lynch International, is the leader of the Arque Orion Group, which owns a brokerage company and a registered investment advisory company in the United States, as well as a Delaware based private equity fund named Arque Orion Japan Partners, LLC (“AOJP”). AOJP has a controlling interest in another securities company in Japan. Under Mr. Ning’s leadership and guidance, this company increased monthly revenues by 2,200% within 18 months. Mr. Ning expects to strengthen Taicom’s management leadership and expand its corporate brands and services. Taicom’s management has recently begun an aggressive sales professional and dealer recruiting program and is also beginning to introduce innovative online and in-person marketing methods to expand Taicom’s client base and client assets under management.

Taicom is a member of the Osaka Stock Exchange, the Tokyo Commodity Exchange, the Tokyo Grain Exchange and the Chubu (Central Japan) Commodity Exchange. Taicom is headquartered in Tokyo and in Osaka and has 3 branch offices in Japan.

The transaction between the Company and Taicom was structured as a share exchange in which the Company issued 26,000,000 shares of its common stock at $.20 per share, the close price during the negotiations in exchange for 1,389,750 Class B Preferred Shares of Taicom. The parties agreed to value the transaction at $5,200,000.

Michael Ning states, “Taicom has tradition, history and infrastructure. Its 110 managers and employees, most of whom have been with the firm for all or most of their professional careers, have worked with each other for years and decades. We expect that Taicom management will create a very strong sales momentum and achieve profitability starting the second half of the fiscal year ending March 31, 2009 and we expect Taicom to generate attractive dividends to its investors during the following year.”

IA Global’s CEO, Derek Schneideman said, “Taicom has significant operations in Japan and an exciting acquisitions strategy to expand its reach within the region. We believe that our investment in Taicom will bear fruit under Mr. Ning’s proven leadership capability. We further expect that Taicom will assist the Company in broadening its shareholder base in Japan and Northern Asia, provide guidance in enhancing our investor relations activities, and assist with fund raising activities in the Asian markets.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth of existing business, together with expansion through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to nurture and enhance the performance of those businesses across key business metrics, and to deliver accelerating shareholder value.

To realize this plan, the Company is actively expanding investments in the business process outsourcing, human capital and resources, and B2B sectors. These sectors demonstrate long-term growth prospects in which we, by applying our skills and resources can add significant value to our investments. Beyond Japan, the Company is expanding its reach to encompass Hong Kong/China, the Philippines/Singapore, and India and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., a Business Process Outsourcing organization, operating several major call centers providing outbound telemarketing services for telecommunications and insurance products. Since our acquisition of Global Hotline in June 2005, this business has expanded rapidly with the signing of significant multi-year contracts with major corporations. In the Philippines, we acquired 100% of Shift Resources, LLC on April 10, 2008 and Asia Premier Executive Suites, Inc. on May 27, 2008, multi-service call center operations.

In the Asia Pacific region, the Company has equity investments of 25.0% in GPlus Media Co Ltd, 20.25% in Slate Consulting Co Ltd and 36.0% in Australian Secured Financial Limited.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The comments concerning profitability, revenue and revenue growth, target markets and sectors and the Asia Global B2B strategy are forward looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.